Digirad Corporation Reports 2012 Third Quarter and Nine-Month Financial Results

POWAY, CA -- (Marketwire - November 01, 2012) - Digirad Corporation (NASDAQ: DRAD) today reported 2012 third quarter revenue of $11.8 million, 2012 nine-month revenue of $37.5 million and an ending cash, cash equivalents and available-for-sale securities balance of $27.2 million. The net use of cash during the nine months ended September 30, 2012 included approximately $1.0 million to repurchase approximately 490,000 shares of Digirad common stock under the Company's stock repurchase program.

Digirad CEO Todd Clyde commented, "The Digirad Imaging Solutions (DIS) business continued to generate cash in the 2012 third quarter, though revenues in the period lagged slightly due to a lower-than-normal number of days serviced during the summer season. In addition, hospital and cardiology practice camera sales continued to be soft, although we have seen orders and unit sales begin to rebound recently, delivering positive momentum to kick off the fourth quarter."

Clyde continued, "It has been a time of substantial change and progress within the Company following the recent restructuring of our Board of Directors. We have made positive changes to our executive team, including a new CFO and new leadership for our commercial operations team. In addition, we are nearing the end of the in-depth business assessment being undertaken by the Company, led by the Board's Strategic Advisory committee. We look forward to sharing the resulting strategy to drive growth and deliver increasing shareholder value in the near future."

Third Quarter 2012 Summary

  Total revenue for the third quarter of 2012 was $11.8 million, compared to $13.4 million for the same period in the prior year and down from $12.7 million in the second quarter of 2012. DIS-only revenue for the third quarter of 2012 was $8.9 million, compared to $9.3 million for the same period of the prior year and $9.4 million in the prior sequential quarter. Product revenue for the third quarter of 2012 was $3.0 million, compared to $4.1 million for the same period of the prior year and $3.3 million in the prior quarter.

  Gross profit for the third quarter of 2012 was $3.1 million, or 26.5 percent of revenue, compared to $4.2 million, or 30.9 percent of revenue, in the same period of the prior year and $3.7 million, or 29.0 percent of revenue in the prior quarter.

  Net loss for the third quarter of 2012 was $0.9 million, or $0.05 loss per share, compared to a net income of $0.1 million, or $0.01 income per share, in the same period of the prior year and a net loss of $0.9 million, or $0.05 loss per share, in the prior quarter.

  Cash, cash equivalents and available-for-sale securities totaled $27.2 million, or $1.42 per share, as of September 30, 2012. Cash, cash equivalents and available-for-sale securities totaled $30.5 million, or $1.61 per share, as of December 31, 2011. Beyond operations in the 2012 third quarter, the cash, cash equivalents and available-for-sale securities balance included use of $0.4 million of cash used to purchase approximately 219,000 shares of Digirad Common Stock under the Company's stock repurchase program.

  During the third quarter of 2012, DIS asset utilization was 55 percent on 127 systems (nuclear and ultrasound), compared to 56 percent on 130 systems (nuclear and ultrasound) in the prior year third quarter and 55 percent on 128 systems (nuclear and ultrasound) in the prior quarter.

Year-to-Date Financial Highlights:

  Total revenue for the nine months ended September 30, 2012 was $37.5 million, compared to $41.9 million for the prior year period. DIS revenue for the nine months ended September 30, 2012 was $27.5 million, compared to $28.8 million for the prior year period, and Product revenue for the nine months ended September 30, 2012, was $10.0 million compared to $13.0 million for the prior year period.

  Gross profit for the nine months ended September 30, 2012 was $10.5 million, or 28.0 percent of revenue, compared to $11.7 million, or 27.9 percent of revenue, for the prior year period.

  Net loss for the nine months ended September 30, 2012 was $3.1 million, or $0.16 loss per share, compared to a net loss of $0.5 million, or $0.03 loss per share, for the prior year period. Included in the net loss for the 2012 period was approximately $0.4 million in legal and administrative costs associated with shareholder negotiations that were completed during the Company's second quarter.

  During the nine months ended September 30, 2012, DIS asset utilization was 55 percent on 127 systems (nuclear and ultrasound), compared to 57 percent on 131 systems (nuclear and ultrasound) in the prior year period.

  In total, the Company has used $1.0 million to purchase Digirad Common Stock under the Company's stock repurchase program during the nine months ended September 30, 2012.

Conference Call Information
A conference call is scheduled for 11:00 a.m. EDT today to discuss the results and management's outlook. The call may be accessed by dialing 877-941-4775 five minutes prior to the scheduled start time and referencing Digirad. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at www.digirad.com; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.

About Digirad Corporation
Digirad is a leading provider of diagnostic imaging products. Digirad also provides the ability for its physician customers to lease its qualified personnel, imaging systems and related items required to perform nuclear imaging in their own offices. For more information, please visit www.digirad.com. Digirad® and Cardius® are registered trademarks of Digirad Corporation.

Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the Company's ability to deliver value to customers, our expanded product and service offerings, including, the addition of the first large-field-of-view, solid state portable camera to the hospital marketplace, and the Company's ability to generate positive cash flow in 2012. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with changes in business conditions, technology, customers' business conditions, reimbursement, radiopharmaceutical shortages, economic outlook, operational policy or structure, acceptance and use of Digirad's camera systems and services, reliability, recalls, and other risks detailed in Digirad's filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

                            Digirad Corporation
      Condensed Consolidated Statements of Comprehensive Income (Loss)

              (Unaudited in thousands, except per share data)

                               Three Months Ended       Nine Months Ended
                                  September 30,           September 30,
                             ----------------------  ----------------------
                                2012        2011        2012        2011
                             ----------  ----------  ----------  ----------
Revenues:
  DIS                        $    8,856  $    9,293  $   27,522  $   28,839
  Product                         2,961       4,146       9,975      13,024
                             ----------  ----------  ----------  ----------
    Total revenues               11,817      13,439      37,497      41,863
Cost of revenues:
  DIS                             6,880       7,048      20,765      22,582
  Product                         1,808       2,241       6,250       7,617
                             ----------  ----------  ----------  ----------
    Total cost of revenues        8,688       9,289      27,015      30,199
                             ----------  ----------  ----------  ----------

Gross profit                      3,129       4,150      10,482      11,664
Operating expenses:
  Research and development        1,055         702       2,998       2,124
  Marketing and sales             1,348       1,575       4,735       4,616
  General and administrative      1,744       1,848       5,820       5,818
  Amortization of intangible
   assets                            49          77         184         253
  Restructuring gain                 --          --          --        (164)
                             ----------  ----------  ----------  ----------
    Total operating expenses      4,196       4,202      13,737      12,647
                             ----------  ----------  ----------  ----------
Loss from operations             (1,067)        (52)     (3,255)       (983)
Other income (expense):
  Interest income                    28         105          82         385
  Interest expense                   (2)         --          (3)        (20)
  Other income                      135          46         111         103
                             ----------  ----------  ----------  ----------
    Total other income              161         151         190         468
                             ----------  ----------  ----------  ----------
Net income (loss)            $     (906) $       99  $   (3,065) $     (515)
                             ==========  ==========  ==========  ==========

Net income (loss) per common
 share - basic and diluted   $    (0.05) $     0.01  $    (0.16) $    (0.03)
                             ==========  ==========  ==========  ==========
Weighted average shares
 outstanding - basic             19,263      19,086      19,273      19,005
                             ==========  ==========  ==========  ==========
Weighted average shares
 outstanding - diluted           19,263      19,714      19,273      19,005
                             ==========  ==========  ==========  ==========

Other comprehensive income
 (loss):
  Unrealized gain (loss) on
   marketable securities             32        (137)         26        (338)
                             ----------  ----------  ----------  ----------
Total other comprehensive
 income (loss)                       32        (137)         26        (338)
                             ----------  ----------  ----------  ----------
Comprehensive loss           $     (874) $      (38) $   (3,039) $     (853)
                             ==========  ==========  ==========  ==========

Stock-based compensation
 expense is included in the
 above as follows:

  Cost of DIS revenue        $        2  $        3  $        5  $       11
  Cost of Product revenue            20          23          62          76
  Research and development           20          20          59          63
  Marketing and sales                34          22         100          87
  General and administrative         68         121         245         375
                             ----------  ----------  ----------  ----------
Total stock-based
 compensation expense        $      144  $      189  $      471  $      612
                             ==========  ==========  ==========  ==========

                            Digirad Corporation
                   Condensed Consolidated Balance Sheets
                   (In thousands, except per share data)

                                               September 30,   December 31,
                                                    2012           2011
                                               -------------  -------------
                                                (Unaudited)
Assets
Current assets:
  Cash and cash equivalents                    $      18,343  $      24,039
  Securities available-for-sale                        8,826          6,413
  Accounts receivable, net                             6,864          6,320
  Inventories, net                                     6,573          6,178
  Other current assets                                   722            855
  Restricted cash                                        244            194
                                               -------------  -------------

Total current assets                                  41,572         43,999
Property and equipment, net                            5,148          5,367
Intangible assets, net                                   293            477
Goodwill                                                 184            184
                                               -------------  -------------

  Total assets                                 $      47,197  $      50,027
                                               =============  =============

Liabilities and stockholders' equity
Accounts payable                               $       1,906  $       1,330
Accrued compensation                                   2,736          2,291
Accrued warranty                                         226            297
Deferred revenue                                       1,748          2,099
Other accrued liabilities                              2,263          2,397
                                               -------------  -------------

  Total current liabilities                            8,879          8,414
Deferred rent                                            164            126
                                               -------------  -------------
  Total liabilities                                    9,043          8,540
                                               -------------  -------------

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value: 10,000,000
 shares authorized; no shares issued or
 outstanding                                              --             --
Common stock, $0.0001 par value: 80,000,000
 shares authorized; 19,102,037 and 18,901,160
 shares issued and outstanding (net of treasury
 shares) at September 30, 2012 and December 31,
 2011, respectively                                        2              2
Treasury stock, at cost; 1,073,641 shares and
 582,825 shares at September 30, 2012 and
 December 31, 2011, respectively                      (2,087)        (1,058)
Additional paid-in capital                           156,472        155,704
Accumulated other comprehensive income                    26             33
Accumulated deficit                                 (116,259)      (113,194)
                                               -------------  -------------

  Total stockholders' equity                          38,154         41,487
                                               -------------  -------------

  Total liabilities and stockholders' equity   $      47,197  $      50,027
                                               =============  =============

Investor Contact:
Matt Clawson
Allen & Caron
949-474-4300
matt@allencaron.com

Company Contact:
Jeffry Keyes
CFO
858-726-1600
ir@digirad.com